PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and dated as of this 18th day of October, 2024 (the “Effective Date”), by and between DWG CAPITAL PARTNERS, LLC a California limited liability company (“Buyer”), and STAR EQUITY HOLDINGS, INC., a Delaware corporation (“Seller”).

WITNESSETH:

WHEREAS, Seller anticipates possessing a right to real property having an address of 1607 Pine Street, Prescott, Wisconsin 54021 as more particularly described on Exhibit A attached hereto and incorporated herein by reference, (all being hereinafter collectively referred to as the “Property”) and is subject to the liens and other exceptions thereto;
WHEREAS, Seller shall have a right to acquire the Property via a purchase agreement between the Seller and the current owner of the Property;
WHEREAS, Seller proceeds from the resale of the Property by Seller to Buyer are the source of all or part of the purchase price to be paid to the current Property owner,

WHEREAS, Seller desires to sell and Buyer desires to purchase the Property (as hereinafter defined), upon the terms hereinafter set forth and enter into a leaseback with the Seller who will become a tenant in the Property; and
NOW, THEREFORE, in consideration of the premises and of the mutual covenants of the parties hereinafter expressed, it is hereby agreed as follows:
ARTICLE I PURCHASE AND SALE
1.2Agreement to Sell and Purchase. In accordance with and subject to the terms and conditions hereof, on the date of Closing (as hereinafter defined), Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property.

1.3Purchase Price. The purchase price (the “Purchase Price”) to be paid to Seller for the sale of the Property to Buyer as provided for herein shall be Two Million Six Hundred Twenty Thousand ($2,620,000.00), which is predicated on a purchase at a 8.73% cap rate.

The Purchase Price shall be paid by Buyer, subject to credit, debit and adjustment as hereinafter provided and subject to all the terms and conditions herein contained, as follows:

(a)Within one (1) day of the Effective Date, Buyer shall deposit as earnest money in escrow the sum of $26,000.00 in cash (such sum, together with any interest thereon, being hereinafter collectively referred to and held as the “Deposit”), with

Chicago Title Company, 725 S Figueroa St, Suite 200, Los Angeles, California 90017, Attn: Cheryl Yanez: Cheryl.Yanez@ctt.com, (213) 448-4315 (being herein sometimes referred to as the “Title Company”). Notwithstanding anything to the contrary herein, the Deposit will become non-refundable upon expiration of the Due Diligence Period (Effective Date through thirty days after the Effective Date).

(b)Buyer shall, on the date of Closing, pay the Purchase Price, subject to credit for application of the amount of the Deposit paid to Seller as provided in subsection (a) of this Section 1.2 and subject to credit and adjustment as provided in Section
1.4hereof, which shall be paid to Seller by the wire transfer of good, current, immediately available funds and which Buyer shall cause to be received by Seller on or before 4:00 p.m. (Central Standard Time) on the date of Closing.
(c) Notwithstanding anything in this Agreement to the contrary, One Hundred and No/100 Dollars ($100.00) of the Deposit will be non-refundable to Buyer and distributed to Seller upon any termination of this Agreement as independent consideration (the “Independent Consideration”) for Seller entering into this Agreement to the exclusion of other potential Buyers and granting Buyer the right to inspect and evaluate the property during the Due Diligence Period. The Independent Consideration is not refundable to Buyer under any circumstance except if closing does not occur due to Seller default, but will be applied to the Purchase Price upon the Closing.

The Title Company shall hold the Deposit and make delivery of the Deposit to the party entitled thereto under the terms hereof. Seller may instruct the Title Company to invest the Deposit in such short term, high grade securities, interest bearing bank accounts, bank certificates of deposit or bank repurchase agreements as Seller, in its discretion, deems suitable, and all interest and income thereon shall be added to and shall become a part of the Deposit.
1.3Adjustments. The following items shall be credited, debited and otherwise adjusted, and the resulting calculation shall be an adjustment to the Purchase Price payable at Closing pursuant to Section 1.2(b) hereof (where appropriate, such adjustments shall be made on the basis of a year of 12 months, 30 days to the month, Seller to have the last day, unless otherwise provided). Notwithstanding anything to the contrary set forth in this Section 1.3, it is anticipated that the Leaseback (as hereinafter defined) will be “triple net” such that Seller will continue to pay real estate taxes, utility costs and similar expenses following Closing, and, accordingly, Buyer will not receive a credit for such expenses on the Closing statement.

In the event, on the date of Closing, the precise figures necessary for any of the foregoing adjustments are not capable of determination, the adjustments shall be made on the basis of the good faith estimates of Buyer and Seller (using currently available information) and final adjustments shall be made promptly after precise figures are determined or available. Seller and Buyer shall pay closing costs according to custom of the County in which the Property is located. In particular, certain costs incidental hereto and to the transactions contemplated hereby shall be borne such that at (or prior to) Closing, (i) Buyer shall pay all recording fees and costs, all survey costs, all title commitment costs, all title insurance premiums associated with any lender’s policy, and the cost of all endorsements (if any) desired by Buyer with respect to a base owner’s title insurance policy; and (ii) Seller shall pay all title insurance premiums associated with the base owner’s title insurance policy and the deed transfer tax. Buyer and Seller shall each pay one half of the escrow fees, if any, charged by the Title Company.
Except as expressly provided in this Section 1.3 or as expressly provided elsewhere in this Agreement, Buyer and Seller shall pay their own respective costs and expenses, including attorneys’ fees, incidental to this Agreement and the transactions contemplated hereby.

1.4Possession. Seller (or an affiliate thereof) shall retain possession of the Property following Closing pursuant to the terms of the Leaseback, which lease is attached as Exhibit C hereto.

1.5Closing. The closing (herein referred to as the “Closing”) of the transactions contemplated hereby shall be fifteen days (15) after expiration of the Due Diligence Period, between the hours of 9 a.m. and 5 p.m. (Central Standard Time) on said date; provided, however, Buyer or Seller may both extend the date of Closing one time for a maximum of thirty days (30) by: 1) notifying Seller or Buyer of such extension. The Closing shall take place through escrow at the offices of the Title Company with the Parties understanding that this is a mail away closing, which shall be facilitated with delivery of the documents to the Title Company through the mail (FedEx, UPS, personal delivery etc.).

The Title Company shall be authorized and instructed to record all appropriate documents regarding this transactions, and appropriate escrow even though funds necessary to consummate this transaction may not be transferred until after such documents are recorded.

1.6Documents at Closing.

(a)On the date of Closing, Seller shall execute (or cause to be executed) and deliver (or cause to be delivered) to Buyer, the following documents:

(i)Special Warranty Deed, transferring and conveying to Buyer title to the Property, subject to the lien of general real estate taxes for the then current tax fiscal year, and those easements, restrictions, conditions, and other exceptions described on the Exhibit D to the Special Warranty Deed, which will be the final exceptions on the approved pro forma for title insurance with the Title Company (“Permitted Exceptions”).

(ii)A standard form seller’s affidavit, executed by Seller against mechanics liens and against parties in possession, and such other documents, if any, as may be required by the Title Company, on forms customarily used by the Title Company and reasonably satisfactory to Seller, in order to issue an owner’s policy of title insurance.

(b)On the date of Closing, Buyer and Seller shall execute (or cause to be executed) and deliver (or cause to be delivered) to one another counterpart originals of the following:

(i)Closing Statements.
(ii)The Leaseback and Guaranty.

(iii)A memorandum of lease, in form as reasonably approved by Buyer and Seller.

(iv)A subordination and non-disturbance agreement, in form as proposed by Buyer’s mortgage lender and as reasonably approved by Seller.
(v)A double escrow agreement with the Title Company.

1.7Seller Deliverables. Seller shall make available to Buyer within 5 business days of execution of this Agreement and documents within its possession, custody, or control as set forth on Exhibit B, attached hereto (collectively, the “Seller Deliverables”).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller makes the following representations and warranties, which representations and warranties are true and correct on the date hereof and will be true and correct on the date of Closing, and which representations and warranties shall survive the Closing for a period of nine
(9) months.

2.1 Corporate Authority. With respect to Seller and its business, Seller represents and warrants, in particular, that:
(a)Seller is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(c)Seller has all necessary power and authority to own, use and transfer its properties and to transact the business in which it is engaged, and has full power and authority to enter into the EPA and to enter into this Agreement, to execute and deliver the documents required of Seller herein, and to perform its obligations hereunder, subject to Seller’s ability to contemporaneously purchase the property the same day Seller sales the property to Buyer, or in lieu thereof Seller’s ability to assign any purchase agreement with the current property owner to Buyer.

(d)Subject to Seller board approval of the purchase and sale of the property and Section 2.1(c) , Seller is duly authorized to execute, deliver and perform this Agreement and all documents and instruments and transactions contemplated hereby or incidental hereto.

2.2 Commissions. Seller has dealt with no broker, finder or other person in connection with the sale or negotiation of the sale of the Property in any manner that might give rise to any claim for commission against Buyer, except Stream Capital Partners (whose commissions shall be payable by Seller pursuant to separate written agreement), and Poseidon Asset Group (whose commission of 3% of the Purchase Price shall be payable by Seller at Closing), but in no event shall total commissions paid be greater than 7%.

2.3 Non-Foreign Person. Seller is not a “foreign person” within the meaning of Section 1445(f) of the Internal Revenue Code of 1986, as amended. Neither any Seller nor, to any Seller's actual knowledge, any of its respective partners, members, shareholders, owners, employees, officers, directors, representatives, or agents is or will become a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control of the Department of the Treasury (including those named on the OFAC’s Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including Executive Order 13224, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001), or other governmental action.
2.4 Property Representations. With respect to the Property, Seller represents and warrants as follows:
(a)To Seller's knowledge there are no parties in possession of any portion of the Property as lessees, trespassers or otherwise, that have not been disclosed to Buyer.

(b)To Seller's knowledge, Seller and Seller’s affiliates use and operation of the Property, and all activities conducted thereon, have been in compliance with all applicable laws, regulations, ordinances, codes, and rules.

(c)To Seller’s knowledge, Seller is not aware of any defects or inadequacies in the Property or any part thereof that would adversely materially affect the insurability of the Property or the ability of Seller to use the same for the uses of which the Property is currently utilized or is to be utilized pursuant to the terms of the Leaseback.

(d)To Seller’s Knowledge, there are no current violation by the Property of any laws, ordinances, or regulations applicable to the Property, and Seller is in compliance with any past notices of past violations. Seller shall disclose to Buyer any notices or information relating to violations received after the Effective Date.
(e)There is no litigation pending or, to Seller’s Knowledge, threatened against Seller that arises out of the ownership of the Property or otherwise relating to the Property currently pending.

(f)Seller has neither filed nor, to the Seller’s Knowledge, been the subject of any filing or petition under any federal or state insolvency laws, including any action or filing brought by the Seller under Title 11 of the U.S. Code, and any laws for composition of indebtedness or for the reorganization of debtors.
(g)There is no agreement to which Seller is a party or to Seller's Knowledge binding on Seller which is in conflict with this Agreement. There is no action or proceeding pending or, to Seller's Knowledge, threatened against the Property, including condemnation proceedings, or against the Seller which challenges or impairs Seller's ability to execute or perform its obligations under this Agreement. Nor is there any pending enforcement and/or inspection citation(s) issued currently against the Property by the city, municipality, or other regulatory agencies where the Property is located. Seller to cure any citations prior to Closing.

(h)No condemnation or eminent domain proceedings are pending or, to Seller’s Knowledge, threatened against the Property.
(i)The existing zoning for the Property permits the current use of the Property, is not pursuant to any variance or conditional permit granted with respect to the Property not otherwise evidenced by a survey or title search and does not require any further approval nor any other action by the owner of the Property to continue its current use. That Seller will not seek any changes in zoning of the Property without the prior written consent of Buyer.

(j)To the Seller’s Knowledge, there are several contracts and agreements relating to the ownership, operation and maintenance of the Property that will survive the Closing, that shall remain the responsibility of Seller’s affiliate, and none that will survive for which Seller’s affiliate is not privy.
(k)To Seller’s Knowledge, Seller has at all times complied and is in compliance in all material respects with all environmental laws (including without limitation all permits and licenses required thereunder) applicable to the Property; (b) Seller has not received any oral or written notice of any violation of, or any liability (contingent or otherwise) for corrective or remedial obligation under, any environmental laws, and (c) Seller has no knowledge of and has not received any oral or written notice of the presence of any “Hazardous Materials” in, on or under the Property. As used herein, “Hazardous Materials” means and includes any materials (or components thereof) now or hereafter designated and/or regulated as hazardous, dangerous, toxic or harmful by any governmental authority or by orders, awards and standards promulgated by any federal, state or local government or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and the protection or regulation of the discharge of substances into the environment and the transportation and disposal of such substances.

(l)To Seller’s Knowledge, Seller has no obligation to any tenant, governmental or quasi-governmental entities or any other person or entity which commitment relates to the Property and would survive Closing and be a binding obligation of the Buyer thereafter, in each case to pay or contribute property or money or to construct, install or maintain any improvements on or off the Property

(k)To Seller’s Knowledge, there are no taxes, penalties or interest due with respect to real estate taxes on the Property which will not be paid at or prior to the Closing except for real property taxes and assessments for the year of Closing which have accrued but which are not yet due and payable.
(l)To Seller’s Knowledge, there are no outstanding unrecorded agreements with any adjacent landowner, utility company, governmental agency, or division, or with any entity furnishing any utility services to the Property not otherwise addressed herein or disclosed to Buyer by Seller.
(m)Seller is not, and as of the Closing Date will not be, a “foreign person” within the meaning of Internal Revenue Code Section 1445.
As used herein and throughout this Agreement, references to the “knowledge” of Seller shall refer to the actual knowledge of David Noble and Scott Jarchow (“Seller Representatives”), and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or any affiliate, to any current or former property manager, or to any other current or former officer, agent, partner, manager, representative, or employee of Seller or any affiliate thereof, or to impose upon Seller Representatives any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains.

1.1Notwithstanding, any other statements contained herein this agreement, the closing of this property sale is subject to and contingent upon the concurrent closing of the purchase between Seller and the current property owner, wherein Seller herein is selling the subject property simultaneously with the sale of the property to the Buyer. Buyer acknowledges that proceeds provided by Buyer are the source of all or part of the purchase price to be paid by the Seller to the current property owner. The Closing contemplated by this agreement is subject to and contingent upon the concurrent closing between the current Property owner and the Seller.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer makes the following representations and warranties, each of which representations and warranties is true and correct on the date hereof and will be true and correct on the date of Closing, and which representations and warranties shall survive Closing.

3.1 Corporate Authority. With respect to Buyer and its business, Buyer represents and warrants, in particular, that:
(a)Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California.

(b)Buyer, acting through its duly empowered and authorized manager, has all necessary power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this

Agreement, to execute and deliver the documents and instruments required of Buyer herein, and to perform its obligations hereunder.

(c)Buyer is duly authorized to execute and deliver, acting through its duly empowered and authorized manager, and perform this Agreement and all documents and instruments and transactions contemplated hereby or incidental hereto.

3.2 Commissions. Buyer has dealt with no broker, finder or any other person, in connection with the purchase of or the negotiation of the purchase of the Property that might give rise to any claim for commission against Seller or lien or claim against the Property, except Stream Capital Partners (whose commissions shall be payable by Seller pursuant to separate written agreement), and Poseidon Asset Group (whose commission of 3% of the Purchase Price shall be payable by Seller at Closing).

ARTICLE IV

CONDITIONS TO OBLIGATIONS

4.1 Conditions to the Buyer’s Obligations. The obligations of Buyer to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the dates specified, subject to the right of Buyer to waive any one or more of such conditions:
(a)Buyer shall have obtained a commitment in favor of Buyer for a current ALTA owner’s policy of title insurance from the Title Company with respect to the Property in form acceptable to Buyer (including endorsements that Buyer deems appropriate), which commitment shall be in the amount of the Purchase Price and which commitment shall be based on the Title Commitment. Buyer agrees to review and approve such commitment and the exceptions shown thereon (or disapprove the same and thereby terminate this Agreement) on or before the date thirty (30) days after the Effective Date (such period being referred to herein as the “Due Diligence Period”). Buyer agrees that it shall not disapprove, as exceptions, the lien of general real estate taxes for the current tax fiscal year. In the event Buyer shall disapprove the status of title as shown on such commitment or any exceptions referred to thereon, Seller may, on or before Closing, at its own expense and effort, cure such status of title or cause to be released of record or removed (by endorsement) from such commitment such disapproved exceptions, whereupon this condition shall not be deemed unsatisfied by reason of Buyer’s disapproval of such status of title or such exceptions.

(b)Buyer shall have reviewed and approved the condition of the Property as set forth in the Seller Deliverables. Buyer agrees to review and approve such condition (or disapprove the same and thereby terminate this Agreement) on or before the expiration of the Due Diligence Period; it being understood that if Buyer fails to object to any matter raised in Buyer’s due diligence investigations, Buyer shall be deemed to have waived this condition.

(c)Seller shall have executed the Lease and Seller and Star Equity Holdings, Inc. shall execute a Guaranty in favor of the Buyer (new Landlord) in the form attached hereto. For the avoidance of any doubt, if the Seller is unable to acquire ownership of the Property to convey to the Buyer, the Buyer shall have the right to terminate this Agreement and receive back 100% of all the Earnest Money without any further obligation of either party.
4.2 Conditions to the Seller’s Obligations. The obligations of Seller to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the dates specified, subject to the right of Seller to waive any one or more of such conditions:

(a)Buyer shall have, on or before the date of Closing, performed all of its covenants, obligations and agreements under this Agreement.
(b)Seller shall have either (i) retained legal and proper title to the property immediately prior to Seller selling the property to Buyer, or (ii) assigned its right (with standard conditions) to purchase the property to Buyer.

4.3 Failure of Satisfaction of Conditions.

(a)In the event that any one or more of the matters referred to in each of the subsections of Section 4.1 has not been reviewed and approved and the condition precedent set forth in each such subsection thereby satisfied on or before the date of Closing (or, if earlier, the date for satisfaction thereof) for any reason other than owing to a failure of performance by Buyer, Buyer may, at its option, elect to terminate this Agreement and, except as otherwise expressly provided herein, the parties shall have no further liability to one another hereunder. In the event that on or prior to the date of Closing (or, if earlier, the date for satisfaction thereof) any such condition precedent is not expressly designated as satisfied or unsatisfied in writing by Buyer, then such condition precedent shall be conclusively deemed satisfied.
(b)In the event that any one or more of the matters referred to in each of the subsections of Section 4.2 has not been reviewed and approved and the condition precedent set forth in each such subsection thereby satisfied on or before the date of Closing (or, if earlier, the date for satisfaction thereof) for any reason other than owing to a failure of performance by Seller, Seller may, at its option, elect to terminate this Agreement and, except as otherwise expressly provided herein, the parties shall have no further liability to one another hereunder. In the event that on or prior to the date of Closing (or, if earlier, the date for satisfaction thereof) any such condition precedent is not expressly designated as satisfied or unsatisfied in writing by Seller, then such condition precedent shall be conclusively deemed satisfied. For clarification, failed negotiations between the current property owner and Seller, shall not be deemed to be a failure by Seller, so long as the terms offered by Seller were substantially similar to those terms offered by Buyer to Seller, with the exception of the purchase price and lease.

ARTICLE V

NOT USED.

ARTICLE VI
COVENANTS OF BUYER
6.1 Post Termination Covenants. Buyer covenants and agrees that in the event Closing does not occur due to the failure of a condition precedent to Buyer’s or Seller’s obligations, then, at the option and written request of Seller, Buyer will transfer to Seller copies of all surveys, reports, and the like in the possession of Buyer and submitted to Buyer in the course of the inspections and evaluations of the Property.

6.2 Buyer Investigations. Throughout this transaction, Buyer shall have the right to conduct a site visit at the Property, at a date and time mutually agreed to by Buyer and Seller. Seller shall have the right to cause a Seller representative to be present at any such Buyer site visit. Buyer shall not perform, under any circumstances, any invasive or destructive testing at the Property. Buyer hereby agrees to indemnify, defend and hold Seller and the Property free and harmless from and against any cost, expense, charge, lien, action or judgment, as well as any claim of a right to any such cost, expense, charge, lien, action or judgment arising directly or indirectly from any act or omission of Buyer, Buyer’s agents or contractors, or any services, labor, supplies or materials provided or performed by surveyors, engineers, architects and others making the inspections, and from and against any personal injury and property damage caused by the act or neglect of Buyer or any of its agents, or independent contractors. This indemnification shall survive the termination of this Agreement and shall survive the Closing of the transactions described in this Agreement.

ARTICLE VII

CASUALTY; CONDEMNATION

7.1 Casualty. In the event of the damage or destruction of all or any part of the Property, such that tenant would have the right under the Leaseback to terminate such Leaseback as a result of such damage or destruction, prior to Closing, Buyer may, at its option, exercisable by written notice to Seller, either (i) terminate this Agreement, whereupon, except as expressly provided herein, neither party will have any further obligations hereunder (and the Deposit shall be returned to Buyer, and the Nonrefundable Deposit shall be delivered to Seller), or (ii) continue under this Agreement, whereupon (subject to the terms of the Leaseback) Seller will assign to Buyer its interest in and to any insurance policies and proceeds thereof payable as a result of such damage or destruction less such portion thereof as shall first be reimbursed to

Seller for the costs of any restoration work incurred by Seller prior to Closing. In the event of the damage or destruction of any part of the Property prior to Closing, which damage or destruction would not give rise to a tenant right to terminate the Leaseback under the terms of the Leaseback, then Buyer shall have no right to terminate this Agreement on account thereof, but (subject to the terms of the Leaseback) Seller shall assign to Buyer all of its interest in and to any insurance policies and proceeds thereof payable as a result of such damage or destruction less such portion thereof as shall first be reimbursed to Seller for the costs of any restoration work incurred by Seller prior to Closing. Seller shall not, in any event, be obligated to effect any repair, replacement, and/or restoration, but may do so at its option.

7.2 Condemnation. In the event of the taking of all or any material part of the Property (e.g., not including the taking of strips of widths less than 10 feet of the Property running along adjacent roadways and highways) prior to Closing, by eminent domain or condemnation, such that the tenant under the Leaseback would have the right under the Leaseback to terminate such Leaseback as a result of condemnation, then Buyer may, at its option, exercisable by written notice to Seller, either (i) terminate this Agreement, whereupon, except as expressly provided herein, neither party will have any further obligation hereunder (and the Deposit shall be returned to Buyer, and the Nonrefundable Deposit shall be delivered to Seller), or (ii) continue under this Agreement, whereupon, subject to the terms of the Leaseback, Seller will assign to Buyer its interest in and to any award and proceeds thereof payable as a result of such taking.
ARTICLE VIII
MISCELLANEOUS PROVISIONS
8.1 Binding Agreement. This Agreement shall be binding on and shall inure to the benefit of the parties named herein and to their respective heirs, administrators, executors, personal representatives, successors and assigns.
8.2 Assignment. Seller may assign its rights and interests hereunder. Buyer may not assign its rights and interests hereunder without the prior written consent of Seller.
8.3 Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if the same shall be in writing and shall be (i) delivered personally (which shall include delivery by national overnight courier service), (ii) sent by registered or certified mail, postage pre-paid; or (iii) sent via email, and addressed as set forth below:

(a)If to Seller:

Star Equity Holdings, Inc. 53 Forest Ave., Suite 101 Old Greenwich, CT -06078 legal@starequity.com With a copy to:
Maslon LLP
225 South Sixth Street, Suite 2900
Minneapolis, MN 55402 If to Buyer:
DWG Capital Partners, LLC 3754 Wasatch Avenue
West Los Angeles, CA 90066 Email: jdunning@dwgre.com

With a copy to:
Kelley | Clarke, PC 603 E. Broadway St. Prosper, Texas 75078
Email: dugan@kelleyclarke.com

Any party may change the address to which notices are to be addressed by giving the other parties notice in the manner herein set forth.

8.4 Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of Wisconsin.
8.5 Time of the Essence. Time is of the essence with respect to each and every provision of this Agreement.

8.6 Performance on Business Days. If any date for the occurrence of an event or act under this Agreement falls on a Saturday or Sunday or legal holiday in the State of Wisconsin, then the time for the occurrence of such event or act shall be extended to the next succeeding business day.

8.7 Entire Agreement. This Agreement, together with all the Exhibits attached hereto and incorporated by reference herein, constitutes the entire undertaking between the parties hereto,

and supersedes any and all prior agreements, arrangements and understandings between the parties.
8.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original. The exchange of copies of this Agreement and of signature pages by emailed “PDF”, DocuSign or other electronic means shall constitute effective execution and delivery of this Lease as to the parties and may be used in lieu of the original Lease for all purposes. Signatures of the parties transmitted by emailed “PDF”, DocuSign or other electronic means shall be deemed to be their original signatures for all purposes.
8.9 AS IS. IT IS EXPRESSLY ACKNOWLEDGED AND AGREED BY BUYER THAT NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXCEPT THOSE SET FORTH IN ARTICLE II HEREOF AND IN THE CLOSING DOCUMENTS, HAVE BEEN MADE BY SELLER OR SELLER'S AGENTS OR CONSULTANTS TO BUYER OR TO THE AGENTS OR CONSULTANTS OF BUYER WITH RESPECT TO THE PROPERTY, AND THAT ANY STATEMENTS WHATSOEVER MADE BY SELLER OR SELLER'S AGENTS OR CONSULTANTS TO BUYER OR TO BUYER'S AGENTS OR CONSULTANTS OUTSIDE OF ARTICLE II ARE NOT MATERIAL AND HAVE NOT BEEN RELIED UPON BY BUYER. WITHOUT LIMITING THE GENERALITY OF THIS ACKNOWLEDGMENT AND AGREEMENT, IT IS SPECIFICALLY ACKNOWLEDGED AND AGREED THAT THE PROPERTY SHALL BE ACCEPTED BY BUYER IN “AS IS”, “WHERE IS” CONDITION, “WITH ALL FAULTS”.

8.10 Confidentiality. Buyer agrees that all of the terms, conditions and other provisions of this Agreement and all surveys, reports and the like, including, without limitation, environmental reports, submitted to Buyer in the course of the inspections and evaluations of the Property shall be held in strict confidence. This Section 8.10 shall survive the termination of this Agreement and shall survive the Closing of the transactions contemplated herein.

8.11 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of the other provisions hereof.

8.12 Leaseback. At Closing, Buyer, as landlord (“Landlord”), and Edgebuilder, Inc. (or another affiliate of Seller), as tenant (“Tenant”), will execute and deliver a leaseback agreement as agreed upon by the parties on or prior to the expiration of the Due Diligence Period, containing the essential terms as attached hereto as Exhibit C (the “Leaseback”) for the Property. Additionally, a corporate guaranty as attached hereto as Exhibit D (“Guaranty”) shall be executed by Star Equity Holdings, Inc..

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

“BUYER”

DWG CAPITAL PARTNERS, LLC, a California
limited liability company

By: /s/ John ‘Judd’ Barker Dunning     Name: John ‘Judd’ Barker Dunning Title: Manager

“SELLER”

STAR EQUITY HOLDINGS, INC., a Delaware
corporation.

By: /s/ Richard K. Coleman, Jr.
Name: Richard K. Coleman, Jr, Title: CEO